UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On November 22, 2010, Lighting Science Group Corporation, a Delaware corporation (the “Company”), and its domestic wholly-owned subsidiaries (the “Guarantors”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), in its capacity as issuing bank and agent. The Loan Agreement has a term of three years and provides the Company with borrowing capacity of up to a maximum of $15 million, calculated as up to 85% of the Company’s applicable and eligible inventory and accounts receivable plus qualified cash.

Borrowings under the Loan Agreement are secured by substantially all of the assets of the Company and the Guarantors (other than equipment and real property) and may be used for working capital requirements, letters of credit and other general corporate purposes. Interest on outstanding loans under the Loan Agreement accrues at one of the following two rates (at the Company’s election):

(a)	The sum of (1) the greater of: (x) the federal funds rate plus 0.50%, (y) the daily three month LIBOR rate plus 1.0% and (z) Wells Fargo’s prime rate; plus (2) 0.75%, 1.25% or 1.75%, as applicable, depending on the amount available for borrowing under the Loan Agreement and subject to any reserves established by Wells Fargo in accordance with the Loan Agreement; or

(b)	The sum of (1) the daily three month LIBOR rate; plus 3.0%, 3.5% or 4.0%%, as applicable, depending on the amount available for borrowing under the Loan Agreement and subject to any reserves established by Wells Fargo in accordance with the Loan Agreement.

The interest rate would increase in the event of a default or the occurrence of certain other events specified in the Loan Agreement.

Under the Loan Agreement, the Company is also required to pay certain fees to Wells Fargo, including an unused line fee ranging from 0.375% to 1.0% of the unused portion of the credit facility. Outstanding loans may be prepaid without penalty or premium, except that the Company is required to pay a termination fee ranging from $75,000 to $300,000 (depending on the date of termination) if the Loan Agreement is terminated by the Company prior to the scheduled maturity date or by Wells Fargo during a default period.

The Loan Agreement also contains customary representations, warranties and events of default for a facility of this nature and affirmative and negative covenants, including without limitation, covenants relating to minimum unrestricted cash balances and minimum EBITDA.

A copy of the Loan Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01. The information in Item 1.01 of this report is incorporated in this Item 2.03 by reference.

Section 9 – Financial Statement and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: November 29, 2010	By:	/S/ GREGORY T. KAISER
	Name:	Gregory T. Kaiser
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Loan and Security Agreement, dated as of November 22, 2010, by and among Lighting Science Group Corporation, Biological Illumination, LLC, LSGC, LLC and Wells Fargo Bank, National Association, in its capacity as issuing bank and agent